UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2009
MYLAN INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)
1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)
(724) 514-1800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
          (d)  Effective September 1, 2009, the Board of Directors of Mylan Inc., a Pennsylvania corporation (the “Company”), appointed Mark Parrish to the Board. The size of the Company’s Board was increased from nine to ten members in connection with the appointment.
          (e) On August 31, 2009, Mylan and Heather Bresch, the Company’s President, entered into an amendment to Ms. Bresch’s Executive Employment Agreement, to extend the term of the agreement until August 31, 2012. Also on August 31, 2009, the Company and Rajiv Malik, Mylan’s Chief Operating Officer, entered into an amendment to Mr. Malik’s Executive Employment Agreement, to extend the term of the agreement until January 31, 2012.
          In addition, the Company and each of Ms. Bresch, Mr. Malik and Jolene Varney, Mylan’s Chief Financial Officer, entered into Retirement Benefit Agreements (“RBAs”), in each case on August 31, 2009. Pursuant to the RBAs, upon retirement following completion of ten or more years of service as an executive, each would be entitled to receive a lump sum retirement benefit equal to the present value of an annual payment of, as applicable, 20% (in the case of Ms. Bresch) or 15% (in the case of Mr. Malik and Ms. Varney) of the sum of his or her annual base salary on the date of retirement and target annual bonus, paid for a period of 15 years beginning at age 55. After completing five years of executive service, these executives would each vest 50% in their respective Retirement Benefits, with an additional 10% of the Retirement Benefit vesting after each year for up to five additional years and would be entitled to receive such partial benefit upon a termination without Cause or for Good Reason (as defined in their respective employment agreements), provided that following a change of control such partial benefit would be paid regardless of the reason for termination).
     If, following a change of control, the executive is terminated in a manner entitling him or her to severance under his or her Transition and Succession Agreement, the executive will be entitled to additional years of service credit for vesting purposes, equal to the relevant severance multiplier. Each of the RBAs provides that the executive is generally prohibited for one year following termination from engaging in activities that are competitive with the Company’s activities.
     Each of the RBAs also provides that during the five-year period following termination, except for any termination occurring following a change in control, the Company may request that the executive provide consulting services for the Company, which services will be reasonable in scope, duration and frequency, and not to exceed 20 hours per month. If an executive dies while employed by the Company, the executive’s beneficiary would be entitled to receive a lump sum payment equal to the greater of (i) two times the executive’s base salary or (ii) the net present value of the Retirement Benefit.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: September 4, 2009	By:	/s/ Jolene Varney
Jolene Varney
Executive Vice President and Chief Financial Officer